UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 5, 2015

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 5, 2015, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for the fourth quarter and full fiscal year for the fiscal year ending May 31, 2015.  A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached, the Company uses the terms “Adjusted EBITDA” which is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”).  Information regarding this non-GAAP financial measure and its use by the Company is set forth in the Company’s annual report on Form 10-K filed August 8, 2014 and a reconciliation of Adjusted EBITDA to a financial measure under GAAP is included in a table attached to the press release.

The tables attached to the press release also include the non-GAAP financial measures "Segment and Total Company Income (Loss) from Operations before Acquisition-Related Expense (Benefit), net,” “Net Income Excluding Structural Charges” and “Diluted EPS Excluding Structural Charges,” reconciling these measures to financial measures under GAAP.  These non-GAAP measures exclude from the GAAP measures (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs, (b) the net changes in the fair value of acquisition-related contingent consideration liabilities and (c) certain other charges the Company generally does not incur in the normal course of business.  These items have been excluded from the GAAP measures because these expenses and credits are not related to the Company’s core business operations and are related solely to the Company’s acquisition activities or charges incurred outside of the ordinary course of business.  Changes in the fair value of acquisition-related contingent consideration liabilities can be a net expense or credit in any given period, and fluctuate based upon the then current value of cash consideration the Company expects to pay in the future for prior acquisitions, without impacting cash generated from the Company’s business operations.

Management believes that these measures provide investors with useful information and more meaningful period over period comparisons by identifying and excluding these acquisition-related costs and non-recurring items so that the performance of the core business operations can be identified and compared.  Management also believes that these measures help our investors to better understand the profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers.

The term "free cash flow" is also a non-GAAP financial measure used in the press release. In the paragraph in which this term is used, the Company explains this measurement and the financial measures under GAAP that comprise free cash flow. Management believes this measure assists investors in understanding the cash generated from operations net of cash needed to be re-invested in the business for capital expenditures.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures.  These measures have limitations because there are no standards to determine which adjustments to GAAP measures should be made, and/or may not be comparable with similar measures for other companies.  In addition, acquisitions are a part of our growth strategy, and therefore acquisition-related items are a necessary cost of our business. Segment and Total Company Income from Operations before Acquisition-Related Expense (Benefit), net, Net Income Excluding Structural Charges and free cash flow are not metrics used to determine incentive compensation. Adjusted EBITDA and Diluted EPS Excluding Structural Charges are used to determine a portion of the incentive compensation for executive officers.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

99.1                        Press release issued by Mistras Group, Inc. dated August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: August 5, 2015	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press release issued by Mistras Group, Inc. dated August 5, 2015

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